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                                                        Exhibit A

                        NEES GLOBAL, INC.
                    Consolidated Balance Sheet
                          June 30, 1998
                (Unaudited, Subject to Adjustment)
                      (thousands of dollars)
ASSETS
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Current assets:
Cash                                                             $   315
 Accounts receivable, less reserves of $80,000                       465
 Accounts receivable from affiliates                                   3
 Other current assets                                                304
                                                                 -------
    Total current assets                                           1,087
                                                                 -------
Fixed assets:
 Property and equipment                                            7,451
 Accumulated depreciation                                         (3,057)
                                                                 -------
    Total fixed assets                                             4,394
                                                                 -------
Investments at cost:
 Separation Technologies, Inc.                                     1,000
 Monitoring Technologies, Inc.                                       475
 Underwater Divers Unlimited, Inc.                                 1,000
 Nexus, Inc.                                                       1,400
 AllEnergy Marketing Co., LLC                                        421
Investments at equity:
 HydroServ Group, LLC                                                  9
                                                                 -------
    Total investments                                              4,305
                                                                 -------
Deferred charges and other assets                                      8
                                                                 -------
Total assets                                                     $ 9,794
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LIABILITIES AND PARENT COMPANY'S INVESTMENT
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Current liabilities:
 Accounts payable                                                $   148
 Accounts payable to affiliates                                      220
 Miscellaneous accrued liabilities                                    35
                                                                 -------
    Total current liabilities                                        403
                                                                 -------
Deferred credits and other liabilities                               214

Parent company's investment:
 Common stock, par value $1 per share                                  1
 Subordinated notes payable to parent                             14,749
 Other paid-in capital                                             4,353
 Accumulated deficit                                              (9,926)
                                                                 -------
    Total parent company's investment                              9,177
                                                                 -------
Total liabilities and parent company's
 investment                                                      $ 9,794
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